Amendment to Master Services Agreement

This Amendment (the “Amendment”), dated January 1, 2020, amends and revises the Master Services Agreement, dated October 31, 2016, (the “Agreement”), between Centaur Mutual Funds Trust, a Delaware statutory trust (the “Trust”) and Ultimus Fund Solutions, LLC, a limited liability company organized under the laws of the State of Ohio (“Ultimus” and collectively with the Trust, the “Parties”)

WHEREAS, the Parties entered into the Agreement;

WHEREAS, the Parties desire to amend the Agreement to update certain provisions as set forth below.

NOW, THERFORE, in consideration of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1. Section 4.4 is deleted in its entirety and replaced with the following:

4.4	The cost of obtaining secondary security market quotes and other securities data.

2. Except as set forth is this Amendment, the Agreement is unaffected and shall continue in full force and effect in accordance with its terms. If there is a conflict between Amendment and the Agreement, the terms of this Amendment will prevail.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by a duly authorized officer on one or more counterparts (including facsimile counterparts) as of the date first above written.

Centaur Mutual Funds Trust		Ultimus Fund Solutions, LLC

By:	/s/ James H. Speed, Jr.	By:	/s/ David K. James
Name:	James H. Speed, Jr.	Name:	David K. James
Title:	Chairman and Trustee	Title:	Executive Vice President and Chief Legal and Risk Officer

Second Amendment to Fund Accounting Fee Letter
For

Centaur Total Return Fund

A series of

Centaur Mutual Funds Trust

This second Amendment (the “Amendment”), dated January 1, 2020, amends and revises the Fund Accounting Fee Letter (the “Fee Letter”) to the Master Services Agreement, dated October 31, 2016, as amended and revised March 7, 2019 (the “Agreement”), between Centaur Mutual Funds Trust, a Delaware statutory trust (the “Trust”) and Ultimus Fund Solutions, LLC, a limited liability company organized under the laws of the State of Ohio (“Ultimus” and collectively with the Trust, the “Parties”)

WHEREAS, the Parties entered into the Agreement and the Fee Letter;

WHEREAS, the Parties desire to amend the Fee Letter to update certain provisions as set forth below.

NOW, THERFORE, in consideration of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1. Section 1 is deleted in its entirety and replaced with the following:

1.       Fees

For the fund accounting services provided under the Fund Accounting addendum, Ultimus shall be entitled to receive a fee from the Trust on the first business day following the end of each month, or at such time(s) as Ultimus shall request and the parties hereto shall agree, a fee computed with respect to each Fund as follows:

[REDACTED - Schedule has been excluded because it is both (1) not material and (2) would likely cause harm to the registrant if publicly disclosed]

2.        Section 3 is deleted in its entirety.

3.       Sections 4,5, and 6 are renumbered as Sections 3, 4, and 5 respectively.

4.       Except as set forth is this Second Amendment, the Fee Letter is unaffected and shall continue in full force and effect in accordance with its terms. If there is a conflict between this Second Amendment and the Fee Letter, the terms of this Second Amendment will prevail.

IN WITNESS WHEREOF, the Parties have caused this Second Amendment to be executed by a duly authorized officer on one or more counterparts (including facsimile counterparts) as of the date first above written.

Centaur Mutual Funds Trust		Ultimus Fund Solutions, LLC

By:	/s/ James H. Speed Jr.	By:	/s/ David K. James
Name:	James H. Speed, Jr.	Name:	David K. James
Title:	Chairman and Trustee	Title:	Executive Vice President and Chief Legal and Risk Officer

Third Amendment to Fund Administration Fee Letter
For

Centaur Total Return Fund

A series of

Centaur Mutual Funds Trust

This Third Amendment (the “Third Amendment”), dated January 1, 2020, amends and revises the Fund Administration Fee Letter (the “Fee Letter”) to the Master Services Agreement, dated October 31, 2016, as amended and revised September 12, 2018 and March 7, 2019, (the “Agreement”) between Centaur Mutual Funds Trust, a Delaware statutory trust (the “Trust”) and Ultimus Fund Solutions, LLC, a limited liability company organized under the laws of the State of Ohio (“Ultimus” and collectively with the Trust, the “Parties”)

WHEREAS, the Parties entered into the Agreement and the Fee Letter;

WHEREAS, the Parties desire to amend the Fee Letter to update certain provisions as set forth below.

NOW, THERFORE, in consideration of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1. Section 1.1 is deleted in its entirety and replaced with the following:

1.1 For the Fund Administration Services provided under the Fund Administration Addendum, Ultimus shall be entitled to receive a fee from the Fund on the first business day following the end of each month, or at such time(s) as Ultimus shall request and the parties hereto shall agree, a fee computed with respect to each Fund as follows:

[REDACTED]

2. Except as set forth is this Third Amendment, the Fee Letter is unaffected and shall continue in full force and effect in accordance with its terms. If there is a conflict between this Third Amendment and the Fee Letter, the terms of this Third Amendment will prevail.

IN WITNESS WHEREOF, the Parties have caused this Third Amendment to be executed by a duly authorized officer on one or more counterparts (including facsimile counterparts) as of the date first above written.

Centaur Mutual Funds Trust		Ultimus Fund Solutions, LLC

By:	/s/James H. Speed Jr.	By:	/s/ Dvaid K. James
Name:	James H. Speed, Jr.	Name:	David K. James
Title:	Chairman and Trustee	Title:	Executive Vice President and Chief Legal and Risk Officer